SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 17, 2000
                                                          ----------------

                            WAYPOINT FINANCIAL CORP.
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Pennsylvania                     0-2239                 25-1872581
---------------------------      ----------------------        ---------------
(State or Other Jurisdiction     (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                       IdentificationNo.)


235 North Second Street, Harrisburg, Pennsylvania                    17101
-------------------------------------------------                    -----
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (717) 236-4041
                                                     --------------



                                 Not Applicable
                                ----------------
          (Former name or former address, if changed since last report)




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Item 2, 5.        Acquisition or Disposition of Assets; Other Events.
                  --------------------------------------------------

     On October 17, 2000, Harris Financial, M.H.C., the parent mutual holding company for Harris Savings Bank (the "Bank") completed its mutual-to-stock conversion (the "Conversion") whereby Waypoint Financial Corp. (the "Company"), which was formed to be the successor to Harris Financial, Inc. ("Harris Financial") and the parent corporation of the Bank, completed its subscription and community stock offering (the "Subscription Offering") and related acquisition by merger (the "Acquisition") of York Financial Corp. ("York") and its wholly-owned subsidiary, York Federal Savings and Loan Association ("York Federal"). As part of the Conversion, Harris Savings Bank changed its name to "Waypoint Bank." York Federal is expected to merge with and into Waypoint Bank, with Waypoint Bank as the surviving entity, on October 30, 2000.

     For further information regarding the Conversion and Acquisition, please refer to the Company's press releases which are attached as Exhibits 99.1 and 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired

         The consolidated financial statements of York Financial required by this item have been previously reported with the Commission and are contained in York Financial's Annual Report on Form 10-K, as filed with the Commission on September 20, 2000, and the Company's Definitive Prospectus dated October 12, 2000 (the "Definitive Prospectus"), as filed with the Commission pursuant to Rule 424 on October 16, 2000.

         (b)      Pro Forma Financial Information

     The pro forma financial information has been provided by the Company in the Definitive Prospectus.

     The combined company expects to achieve benefits from the acquisition including operating cost savings and revenue enhancements. However, no assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized. As a result, the pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the acquisition in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future by the combined company.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        WAYPOINT FINANCIAL CORP.



DATE: October 23, 2000             By:  /s/  Charles C. Pearson, Jr.
                                        ----------------------------------------
                                        Charles C. Pearson, Jr.
                                        Co-Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX

         Exhibit 99.1                       October 12, 2000 Press Release

         Exhibit 99.2                       October 17, 2000 Press Release

                                  EXHIBIT 99.1

                                              Contacts:
                                              Harris Savings Bank
                                              Robert J. Gentry
                                              Sr. Vice President, Marketing Tel.
                                              (717) 909-2329
                                                      or
                                              York Federal Savings and Loan
                                              Association
                                              Robert W. Pullo, Chairman and
                                              Chief Executive Officer,
                                              Tel. (717) 849-2746


             Harris Financial, Inc. Receives Regulatory Approval to
               Consummate Waypoint Financial Corp. Stock Offering

     HARRISBURG, Pa.--Oct. 12, 2000--Charles C. Pearson, Jr., Chairman and Chief Executive Officer of Harris Financial, Inc. (Nasdaq: HARS) and Robert W. Pullo, Chairman and Chief Executive Officer of York Financial (Nasdaq: YFED) announced the receipt of regulatory approval to close the mutual-to-stock conversion of Harris Financial's mutual holding company.

     As part of the conversion, Waypoint Financial will become the successor to Harris Financial. Harris Financial and Waypoint Financial have also received regulatory approval to consummate the common stock offering of Waypoint Financial and the merger of York Financial Corp. (Nasdaq: YFED) with Waypoint Financial.

     Pearson stated, "We are extremely pleased with the strong support that our shareholders, depositors and community have demonstrated in supporting this offering and merger. The strong foundation of Waypoint shareholders residing in our market area will enable Waypoint Bank to continue the community focus that both Harris Savings and York Federal have fostered." Pullo commented, "We are excited because we believe that Waypoint Bank will be large enough to offer the services desired by our customers and yet be small enough to retain the local perspective so important in community banking."

     A total of 11,135,140 shares of Waypoint Financial stock were placed in an underwritten public offering. The shares of stock sold in the public offering will commence trading today on the Nasdaq National Market under the symbol "WYPT."

     Waypoint Financial intends to issue an additional 5,414,860 shares in the subscription and community offering that is scheduled to be consummated prior to the opening of the Nasdaq Stock Market on October 17.

     Waypoint Financial intends to issue an additional 6,191,274 shares to current stockholders of Harris Financial, as each share of Harris Financial common stock will be converted into 0.7667 shares of Waypoint Financial as part of the conversion. The last day of trading for shares of Harris Financial is expected to be October 16.

     Mr. Pearson also announced that Harris Financial's merger with York Financial is expected to be completed prior to the opening of the Nasdaq Stock Market on October 17. York Financial stockholders will receive 1.550 shares of Waypoint Financial common stock for each share of York Financial. Waypoint Financial will issue 15,666,264 shares of common stock in the merger.

     The last day of trading of shares of York Financial is expected to be October 16.

     Ryan, Beck & Co., Inc. served as marketing agent in the best-efforts subscription and community offering, and Ryan, Beck and Legg Mason Wood Walker, Incorporated served as co-managers of the public offering. Waypoint Financial has granted the underwriters a 30-day overallotment option to purchase an additional 1,670,271 shares of Waypoint Financial stock.

     The  conversion,   stock  offering  and  merger  are   interdependent;   no
transaction will be consummated without the other.

     Harris Savings Bank operates 37 branches in five counties of south central Pennsylvania and Washington County, Maryland. As of June 30, 2000, Harris Financial had unaudited assets of $2.9 billion and equity of $168.7 million. York Federal Savings and Loan Association operates 26 full-service offices in four counties in south central Pennsylvania and in Harford County, Maryland.

     As of June 30, 2000, York Financial had assets of $1.7 billion and equity of $109.9 million.

     Waypoint Financial will be the largest financial institution headquartered in Cumberland, Dauphin or York counties. After the merger, Waypoint Bank will operate 58 community offices with assets of $4.6 billion and deposits of $2.5 billion and command the number two position in its market area.

     This press release contains certain forward-looking statements about the proposed merger of Waypoint Financial and York Financial and the stock offering of Waypoint Financial, including statements regarding the anticipated closing date of the transactions. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

     They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger and changes in the securities markets.




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                                  EXHIBIT 99.2

                               Contacts:
                               Harris Savings Bank
                               Robert  J.  Gentry,  Sr.  Vice  President  -
                               Marketing
                               Tel. (717) 909-2329
                                                or
                               York Federal Savings and Loan Association
                               Robert   W.   Pullo,   Chairman   and  Chief
                               Executive Officer
                               Tel. (717) 849-2746


         Waypoint Financial Corp. Announces the Completion of its Stock
        Offering, and the Completion of its Acquisition by Merger of York
                                 Financial Corp.

     HARRISBURG, Pa.--Oct. 17, 2000--Charles C. Pearson, Jr., Chief Executive Officer and Co-Chairman of Waypoint Financial Corp. (Nasdaq: WYPT) and Robert W. Pullo, Co-Chairman, announced today that Waypoint Financial has completed its stock offering and acquisition by merger of York Financial Corp.

     Waypoint Financial has also succeeded Harris Financial, Inc. as the holding company of Harris Savings Bank and, as a result of the merger, has become the holding company of York Federal Savings and Loan Association. Harris Financial formerly traded on the Nasdaq National Market under the symbol "HARS," York Financial formerly traded under the symbol "YFED."

     Mr. Pearson formerly served as Chief Executive Officer and Chairman of Harris Financial, and Mr. Pullo formerly served as President and Chief Executive Officer of York Financial.

     Pearson commented, "We are extremely pleased to announce the completion of the merger and the stock offering. With the combined capital of Harris Financial and York Financial, and the net stock offering proceeds of over $130 million, Waypoint Financial will have a capital base in excess of $400 million.

     This is an obvious strength that will enable Waypoint to expand as a provider of a full range of financial services."

     Pullo added, "The pending acquisition of Owen Insurance Agency in the fourth quarter of this year will be another major step in the expansion of Waypoint. When the agency is combined with the existing insurance capability of both banks as well as the brokerage program of York Federal and the trust and investment expertise of Harris and W.F.G. Capital Advisors, Waypoint will be able to match the financial services of the largest banks and yet be firmly rooted in the local markets we serve."

     Waypoint Bank will be the largest bank headquartered in Dauphin, Cumberland or York Counties and command the number two position in its market area.

     Waypoint Financial issued a total of 38,407,538 shares of common stock in the transactions. In the subscription, community and public offering, a total of 16,550,000 shares were sold for $10.00 per share to customers of Harris Savings Bank and York Federal, and other investors.

     In the merger with York Financial, a total of 15,666,264 shares were issued to former stockholders of York Financial, based on an exchange ratio of 1.5500 shares of Waypoint Financial for each share of York Financial.

     In the transaction by which Waypoint Financial became the successor to Harris Financial, a total of 6,191,274 shares were issued to former stockholders of Harris Financial, based on an exchange ratio of 0.7667 shares of Waypoint Financial for each share of Harris Financial.

     Ryan, Beck & Co., Inc. served as advisor to Harris Financial regarding the merger and as marketing agent in the best-efforts subscription and community offering, and Ryan, Beck and Legg Mason Wood Walker, Incorporated served as co-managers of the public offering.

     Waypoint Financial has granted the underwriters a 30-day overallotment option to purchase an additional 1,670,271 shares of Waypoint Financial stock.

     Waypoint Financial is the holding company for Harris Savings Bank and York Federal Savings and Loan Association. Waypoint Financial intends to merge Harris Savings Bank and York Federal later this month, and the combined bank will be operated as Waypoint Bank.

     Waypoint Financial operates 58 branches in five counties of south central Pennsylvania and Washington County and Harford County, Maryland. The assets of Waypoint Financial based on the combined assets of Harris Financial and York Financial as of June 30, 2000, totaled approximately $4.6 billion.